EXHIBIT 10.3

SPATIALIZER AUDIO LABORATORIES, INC.
INCENTIVE STOCK OPTION AGREEMENT

               THIS INCENTIVE STOCK OPTION AGREEMENT (the “Agreement) is dated for reference as set forth on the signature page hereof and is between SPATIALIZER AUDIO LABORATORIES, INC. (the “Company”), and the person hereafter identified (the “Optionee”), with respect to an option (the “Option”) to purchase that number of common shares in the capital of the Company (the “Shares”) hereafter stated at an exercise price per share as hereafter stated.

     WHEREAS:

          A. The Company desires to grant an Option to the Optionee to purchase Shares as an incentive for Optionee’s continued performance as a director, officer or employee of the Company or its subsidiaries.

          B. The Board of Directors of the Company or an authorized committee thereof has authorized the grant of an Option to the Optionee to purchase the number of Shares hereafter set forth (the “Optioned Shares”) at the exercise price hereafter set forth (the “Exercise Price”).

               NOW THEREFORE in consideration of the premises and of the covenants and conditions hereinafter set forth, the parties hereto agree as follows:

     1. Grant of Option

               The Company hereby grants an Option, upon the terms and conditions set forth herein, as follows:

Optionee:

Number of Shares:

2. Effectiveness

               This grant shall be effective as of                                         . Such effective date is hereafter referred to as the “Date of Grant.”

          3. Exercise Price

               $                    per share

          4. Exercise

               The Option to purchase up to                                         shares shall vest as follows:

               Any Option granted under the Plan may be exercised by the Optionee or, if applicable, the legal representatives of an Optionee, giving notice to the Company specifying the number of Shares in respect of which such Option is being exercised and accompanied by payment (by cash or certified check payable to the Company) in an amount equal to the number of Shares in respect of which the Option is being exercised multiplied by the Exercise Price specified in this Agreement. Upon any such exercise of an Option the Company shall cause the transfer agent and registrar of Shares of the Company to promptly deliver to such Optionee or the legal representative of such Optionee, as the case may be, a Share Certificate in the name of such Optionee or the legal representative of such Optionee, as the case may be, representing the number of Shares specified in the notice.

          5. Option Not Transferable

               The Option is not transferable or assignable except by will or by the laws of descent and distribution.

          6. Investment Intent and Restrictions on Resale

               The Company may require, as a condition of exercising the Option, that the Optionee execute an undertaking in a form acceptable to the Company, that the Shares are being purchased as an investment and not with a view to distribution. The Optionee:

          a. agrees not to offer or sell or otherwise dispose of the Shares unless the Shares are subsequently registered under the United States Securities Act of 1933, as amended, or an exemption from registration is available;

          b. consents to the placing of a restrictive legend on any share certificates issued to the Optionee should such be necessary in order to comply with securities laws applicable to the Company; and

          c. acknowledges that securities laws applicable to the Company may require the Optionee to hold any Shares issued to Optionee for a certain period prior to resale thereof.

          7. Termination of Options

               The Option shall terminate, to the extent not previously exercised, upon the occurrence of the first of the following events:

         a. Five years after the Date of Grant.

         b. Thirty (30) days after the Optionee’s cessation to act as a director, officer or employee of the Company or any of its subsidiaries for any reason (other than death);

         c. One year after the Optionee’s death; in such event, the Option may be exercised within such one year period by the person to whom the Optionee’s rights under the Option shall pass by the Optionee’s will or by the laws of descent and distribution to the extent that the Optionee was entitled to exercise the Option at his death.

          8. Representations of Optionee

     The Optionee hereby confirms and represents that:

           a. Optionee is a director, officer or employee of the Company or a subsidiary of the Company at the date hereof; and

          9. Adjustments in Shares

               The Option confers upon the Optionee the option to purchase Shares in the capital of the Company as constituted at the date hereof. If, prior to the exercise of the Option, at any time or from time to time, there shall be any reorganization of the capital stock of the Company, by way of consolidation, subdivision, merger, amalgamation or otherwise, or the payment of any stock dividends, then there shall automatically be an adjustment in either or both of the number of Shares of the Company which may be purchased pursuant hereto or the price at which such Shares may be purchased, by corresponding amounts, so that the Optionee’s rights hereunder shall thereafter be as reasonably as possible equivalent to the rights originally granted to the Optionee by the Option.

          10. Professional Advice

               The acceptance and exercise of the Option and the issuance of Optioned Shares may have consequences under federal, provincial and state tax and securities laws which may vary depending on the individual circumstances of the Optionee. Accordingly, the Optionee acknowledges that he has been advised to consult his personal legal and tax advisor in connection with this Agreement and his dealings with respect to the Option or the Optioned Shares.

          11. Regulatory Approvals

               The Option shall be subject to any necessary approval of and acceptance by the Vancouver Stock Exchange and any other regulatory authority having jurisdiction over the securities of the Company.

          12. Shareholder’s Approvals

               If the approval of the shareholders of the Company to the Option or any amendment of this Agreement shall be required by the prevailing policies of the regulatory bodies having jurisdiction over the securities of the Company, then the Option or any amendment made to this Agreement, as the case may be, shall be subject to the approval of the shareholders of the Company.

          13. Tax Treatment

               Optionee acknowledges that the tax treatment of this option, Shares subject to this option or any events or transactions with respect thereto may be dependent upon various factors or events which are not determined by this agreement. Company makes no representations with respect to and hereby disclaims all responsibility as to such tax treatment.

          14. Withholding Tax

               If the exercise of any rights granted in this agreement or the disposition of shares following exercise of such rights results in Optionee’s realization of income which for U.S or Canadian income tax purposes is, in the opinion of Company, subject to withholding of tax, Optionee will pay to Company, if and when requested by Company, an amount equal to such withholding tax (or Company may withhold such amount from Optionee’s salary) prior to delivery of certificates evidencing the shares purchased.

          15. Entire Agreement

               This Agreement supersedes all prior and contemporaneous oral and written statements and representations and contains the entire agreement between the parties with respect to this Option.

          16. Governing Law

               This Agreement shall be construed and enforced in accordance with the laws of the State of California.

          17. Notices

               Any notice to be given hereunder shall be deemed to have been well and sufficiently given if mailed by prepaid registered or certified mail or delivered to the parties at the addresses specified herein or at such other address as each party may from time to time direct in writing. Any such notice shall be deemed to have been received if mailed, seven days after the time of mailing and if delivered, upon delivery. If normal mail service is interrupted by a mail dispute, slowdown, strike, force majeure, or other cause, notice sent by mail shall not be deemed to be received until actually received, and the party giving such notice shall use such other service as may be available to ensure prompt delivery or shall deliver such notice. The addresses of the parties are as follows:

Company	Optionee
Spatializer Audio Laboratories, Inc.
2025 Gateway Place, Suite 365
San Jose, CA 95110
(408) 453-4180 (Voice)
(408) 437-5787 (Fax)

IN WITNESS WHEREOF the parties have executed these presents as of the day and year set forth hereafter.

Dated:

Company	Optionee

Spatializer Audio Laboratories, Inc.

By: